Exhibit 99.2

THIS NEWS RELEASE IS NOT FOR DISTRIBUTION TO U.S. NEWSWIRE SERVICES FOR DISSEMINATION IN THE UNITED STATES

Metaworks Platforms, Inc. Clarifies Terms of Promissory Note

Fairfield, CA. October 12, 2023 – MetaWorks Platforms, Inc. (“MetaWorks” or the “Company”), (CSE: MWRK and OTCQB: MWRK), an award-winning Web3 blockchain platform provider, announces that further to its News Release of October 11, 2023 (the “Release”), announce that the maturity date and first payment date of the promissory note (the “Promissory Note”) in the amount of US$119,887.50 were incorrectly stated. The correct maturity date is July 15, 2024 and the correct first payment date is October 15, 2023. All other information in the Release remains the same.

About MetaWorks Platforms, Inc.

MetaWorks Platforms, Inc. (CSE: MWRK and OTCQB: MWRK) is an award-winning full-service blockchain and Web3 development platform that empowers Fortune 5000 brands to create and monetize their metaverse. www.MusicFX.io, is a leading digital community connecting artists to their fan bases through NFTs.

For more information on MetaWorks, please visit us at www.metaworksplatforms.io. For additional investor info, visit www.metaworksplatform.io or www.sedar.com, and www.sec.gov, searching MWRK.

Media Contact

Arian Hopkins

arian.hopkins@metaworksplatforms.io

Company Contact

Scott Gallagher, President

scott@metaworksplatforms.io